Exhibit 16.1

April 23, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Cocrystal Pharma, Inc. dated April 18, 2014.  We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.